Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated March 18, 2013, with respect to the consolidated financial statements of Optimer Pharmaceuticals, Inc. incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-190851) of Cubist Pharmaceuticals, Inc. and the related proxy statement/prospectus to be filed on or about September 17, 2013.

/s/ Ernst & Young, LLP

San Diego, California
September 16, 2013